Calculation of Filing Fee Tables
S-8
GENELUX Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2022 Equity Incentive Plan	Other	1,906,957	$ 2.59	$ 4,939,018.63	0.0001381	$ 682.08
2	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2022 Employee Stock Purchase Plan	Other	381,391	$ 2.21	$ 842,874.11	0.0001381	$ 116.41
Total Offering Amounts:						$ 5,781,892.74		$ 798.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 798.49
Offering Note
[1]	The amount registered represents shares of common stock, par value $0.001 per share ("common stock"), of Genelux Corporation (the "Registrant") that were automatically added to the shares authorized for issuance under the Registrant's 2022 Equity Incentive Plan (the "2022 Plan") on January 1, 2026, pursuant to an annual "evergreen" increase provision contained in the 2022 Plan. Pursuant to such provision, on January 1 of each year commencing in 2024, the number of shares authorized for issuance under the 2022 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number determined by the Registrant's board of directors that is less than the amount set forth in the foregoing clause (a). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2022 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rule 457(c) and 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Capital Market on March 13, 2026 (the "Average Price").

[2]	The amount registered represents shares of the Registrant's common stock that were automatically added to the shares authorized for issuance under the Registrant's 2022 Employee Stock Purchase Plan (the "2022 ESPP") on January 1, 2026, pursuant to an annual "evergreen" increase provision contained in the 2022 ESPP. Pursuant to such provision, on January 1 of each year commencing in 2024, the number of shares authorized for issuance under the 2022 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 2,100,000 shares of Common Stock or (b) a number determined by the Registrant's board of directors that is less than the amount set forth in the foregoing clauses (a) and (b). Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2022 ESPP by reason of any stock dividend, stock split, recapitalization, or other similar transaction. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the Average Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2022 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources